Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58135, No. 333-43047, No. 333-103528 and No. 333-152884) of Sinclair Broadcast Group, Inc., of our report dated June 28, 2013 with respect to the financial statements as of and for the year ended December 31, 2012 of the Sinclair Broadcast Group, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ CohnReznick LLP

Bethesda, Maryland

June 28, 2013